UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Cohen & Steers Dividend Majors Fund, Inc. (Exact name of registrant as specified in its charter)

Maryland	20-1990622

(State of incorporation or organization)	(I.R.S. Employer Identification No.)

757 Third Avenue, New York, NY	10017

(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Common Stock, $.001 par value	New York Stock Exchange, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.

Securities Act registration statement file number to which this form relates: 333-118942 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None (Title of class)

Item 1. Description of Registrant’s Securities to Be Registered.

        A description of the Common Stock, par value $.001 per share (the “Common Stock”), of the Registrant to be registered hereunder is set forth in the section entitled “Description of Shares” of the Prospectus that has been filed with the Securities and Exchange Commission (“SEC”) in connection with the Registrant’s Registration Statement on Form N-2 filed on September 13, 2004 (Registration Nos. 333-118942 and 811-21633), filed by the Registrant pursuant to the Investment Company Act of 1940, as amended and the Securities Act of 1933, as amended, as amended by pre-effective amendment no. 1 filed on December 7, 2004 and pre-effective amendment no. 2 filed on December 17, 2004, which description is incorporated herein.

Item 2. Exhibits.

        Pursuant to the Instructions as to the Exhibits, no exhibits are filed herewith or incorporated herein by reference.

SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

COHEN & STEERS DIVIDEND MAJORS FUND, INC.

By: /s/ Robert H. Steers

Name: Robert H. Steers Title: Chairman & Secretary

      Dated: January 11, 2005